UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 10, 2022

Grayscale® Litecoin Trust (LTC)

(Exact name of Registrant as Specified in Its Charter)

Delaware	000-56310	82-6868171
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

c/o Grayscale Investments, LLC 290 Harbor Drive, 4th Floor
Stamford, Connecticut		06902
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: 212 668-1427

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(g) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Grayscale Litecoin Trust (LTC) Shares	LTCN	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 Other Events.

CoinDesk Indices, Inc. (the “Index Provider”) announced a change to the Constituent Exchanges used to derive the Index Price for Grayscale Litecoin Trust (LTC) (the “Trust”). Effective November 10, 2022, the Index Provider removed FTX.US from the CoinDesk Litecoin Price Index (LTX) (the “Index”) due to the exchange’s announcement that trading may be halted which would impact the exchange’s ability to reliably publish trade prices and volumes on a real-time basis through APIs, and did not add any Constituent Exchanges as part of its review. As of the date of this current report, the Digital Asset Exchanges included in the Index are Coinbase Pro, LMAX Digital, Kraken, and Bitstamp.

The Index Provider may change the trading venues that are used to calculate the Index Price or otherwise change the way in which an Index Price is calculated at any time. The Index Provider has scheduled quarterly reviews in which it may add or remove Constituent Exchanges that satisfy or fail the criteria described in “Overview of the LTC Industry and Market—LTC Value—The Index and the Index Price” in the Trust’s Annual Report on Form 10-K for the year ended June 30, 2022, as filed with the Securities and Exchange Commission on September 1, 2022.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Grayscale Investments, LLC as Sponsor of Grayscale Litecoin Trust (LTC)

Date:	November 16, 2022	By:	/s/ Michael Sonnenshein
Michael Sonnenshein Chief Executive Officer